EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Exactech, Inc. on Form S-3 of our report dated February 12, 1999, appearing in the Annual Report on Form 10-K, of Exactech, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
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     Deloitte & Touche LLP
     Certified Public Accountants


Jacksonville, Florida
June 11, 1999